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                                                                   Exhibit 10.28

               CHANGE IN CONTROL AND SALARY CONTINUATION AGREEMENT

         THIS AGREEMENT is made as of this 3rd day of March, 2006, by and between Universal Electronics Inc., a Delaware corporation (the "Corporation") and Robert P. Lilleness (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Corporation, on behalf of itself and its subsidiaries, wishes to attract and retain well-qualified executive and key personnel and to assure both itself and the Executive of continuity of management in the event of any actual or threatened Change in Control (as defined in Paragraph 2) of the Corporation; and

         WHEREAS, to achieve this purpose, the Board of Directors of the Corporation considered and approved this Agreement to be entered into with the Executive as being in the best interests of the Corporation and its stockholders;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree a follows:

1. Operation of Agreement. The "effective date of this Agreement" shall be the date on which a Change in Control occurs, and this Agreement shall not have any force or effect whatsoever prior to that date.

2. Change in Control. For the purposes of this Agreement, a "Change in Control" shall be deemed to occur when and only when the first of the following events occurs:

         a. Any "person" or "group" (as such terms are used in Sections 3(a), 3(d), and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act"), other than (i) a trustee or other fiduciary holding securities under any employee benefit plan of the Corporation or any of its subsidiaries or (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934
                  Act)), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"); or


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         b.       Individuals who are members of the Incumbent Board, cease to constitute a majority of the Board of Directors of the Corporation; or

         c. (i) The merger or consolidation of the Corporation with any other corporation or entity, other than a merger or consolidation which would result in the Voting Stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the Voting Stock or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, (ii) the sale, transfer or disposition of all or substantially all of the Corporation's assets to any other corporation or entity, and/or (iii) the dissolution or liquidation of the Corporation.

         The term "Incumbent Board" shall mean (i) the members of the Board of Directors on March 3, 2006, and (ii) any individual who becomes a member of the Board of Directors after March 3, 2006, if his or her election or nomination for election as a director was approved by the affirmative vote of a majority of the then Incumbent Board.

3. Employment. The Corporation hereby agrees to continue the Executive in its employ and/or the employ of one or more of its subsidiaries and the Executive hereby agrees to remain in the employ of the Corporation and/or such subsidiaries, for the period commencing on the effective date of this Agreement and ending on the second anniversary of such date (the "employment period"), to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the effective date of this Agreement, which services shall be performed at a location within the metropolitan area in which the Executive was employed immediately prior to the effective date of this Agreement. During the employment period, the Executive agrees to devote Executive's full business time exclusively to such executive duties and shall perform such duties faithfully.

4. Compensation, Compensation Plans, Benefits and Perquisites. During the employment period, the Executive shall be compensated as follows:

         a. Executive shall receive an annual salary at a rate which is not less than Executive's rate of annual salary immediately prior to the effective date of this Agreement, with the opportunity for increases from time to time thereafter which are in accordance with the Corporation's regular practices.

         b. Executive shall be eligible to participate on a reasonable basis in the Corporation's stock option plans, annual incentive bonus programs and any other bonus and incentive compensation plans (whether now or hereinafter in effect) in which


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                  executives with comparable authority and duties are eligible to participate, which plans must provide opportunities to receive compensation which are at least as great as the opportunities under the plans in which the Executive was participating immediately prior to the effective date of this Agreement.

         c. Executive shall be entitled to receive employee benefits and perquisites which are the greater of the employee benefits and perquisites provided by the Corporation to executives with comparable duties or the employee benefits and perquisites to which Executive was entitled immediately prior to the effective date of this Agreement. Such benefits and perquisites shall include, but not be limited to, the benefits and perquisites included under the Universal Electronics Inc. 401(K) and Profit Sharing Plan, the Universal Electronics Inc. 1993 Stock Incentive Plan, the Universal Electronics Inc. 1995 Stock Incentive Plan, the Universal Electronics Inc. 1996 Stock Incentive Plan, the Universal Electronics Inc. 1998 Stock Incentive Plan, the Universal Electronics Inc. 1999 Stock Incentive Plan, the Salaried Employee Cash Incentive Program, and the Universal Electronics Inc. group health insurance program, which includes comprehensive medial insurance, group disability, group life insurance, and executive bonus (supplemental life) and such other plans as shall be developed and implemented from time to time.

5.       Termination Following Change in Control

         a. For purposes of this Agreement, the term "termination" shall mean (i) termination by the Corporation of the employment of the Executive with the Corporation and all of its subsidiaries for any reason other than death, disability or "cause" (as defined below), or (ii) resignation of the Executive (1) for "good reason" (as defined below), or (2) without regard to reason if notice of Executive's decision to resign is delivered to the Corporation within sixty (60) calendar days following the effective date of this Agreement.

         b. The term "good reason" shall mean (i) a significant change in the nature or scope or the location for the exercise or performance of the Executive's authority or duties from those referred to in Section 3, a reduction in total compensation, compensation plans, benefits or perquisites from those provided in Section 4, or the breach by the Corporation of any other provision of this Agreement; or (ii) a reasonable determination by the Executive that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting Executive's position, Executive is unable to exercise the authorities, power, function or duties attached to Executive's position and contemplated by Section 3 of the Agreement.


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         c.       The term "cause" means (i) the willful and continued failure by the Executive to substantially perform Executive's duties with the Corporation and/or, if applicable, one or more of its subsidiaries (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Executive by the Board of Directors of the Corporation which specifically identifies the manner in which the Board believes the Executive has not substantially performed Executive's duties, (ii) the willful engaging by the Executive in gross misconduct materially and demonstrably injurious to the property or business of the Corporation or any of its subsidiaries, or (iii) Executive's commission of fraud, misappropriation or a felony. For purposes of this paragraph, no act or failure to act on the Executive's part will be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the interests of the Corporation or not opposed to the interests of the Corporation.

6. Confidentiality. The Executive agrees that during and after the employment period, Executive shall retain in confidence any confidential information known to Executive concerning the Corporation and its subsidiaries and their respective business for as long as such information is not publicly disclosed.

7. No Obligation to Mitigate Damages. The Executive shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of this Agreement and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's obligations under this Agreement.

8.       Severance Allowance

         a. In the event of the termination of the Executive during the employment period, the Executive shall be entitled to receive a lump sum severance allowance within five days of such termination, in an amount which is equal to the sum of the following:

                           (i) The amount equivalent to salary payments for 24 calendar months, at the rate required by paragraph 4(a) and in effect immediately prior to termination (without regard to any attempted reduction or discontinuance of such salary); and

                           (ii) The amount equivalent to 24 calendar months of bonus, at the greater of (A) the monthly rate of the bonus payment for the bonus period in the year immediately prior to Executive' s termination date, or (B) the estimated amount of the bonus for the period which includes Executive's termination


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                           date (without regard to any attempted reduction or
                           discontinuance of such bonus).

         b. In addition to such amount under paragraph (a) above, the Executive shall also receive, (i) in cash the value of the incentive compensation (including, but not limited to, employer contributions to the Universal Electronics Inc. 401(K) and Profit Sharing Plan and (ii) the rights to receive grants of stock options and stock awards to which Executive would have been entitled under all incentive compensation and stock option and stock award plans maintained by the Corporation if Executive had remained in the employ of the Corporation for 24 months (without regard to any attempted reduction or discontinuance of such incentive compensation). The amount of such payment and/or grants shall be determined as of the date of termination and shall be paid and/or issued as promptly as practicable and in no event later than 30 days after such termination.

         c. The Corporation shall maintain in full force and effect for the Executive's continued benefit (and, to the extent applicable, the continued benefit of Executive's dependents) all of the employee benefits (including, not limited to, coverage under any medical and insurance plans, programs or arrangements) to which Executive would have been entitled under all employee benefit plans, programs or arrangements maintained by the Corporation if Executive had remained in the employ of the Corporation for 24 calendar months after Executive's termination (without regard to any attempted reduction or discontinuance of such benefits), or if such continuation is not possible under the terms and provisions of such plans, programs or arrangements, the Corporation shall arrange to provide benefits at least equal to those which the Executive (and, to the extent applicable, Executive's dependents) would have been entitled to receive if the Executive had remained a participant in such plans, programs or for such 24-month period (without regard to any attempted reduction or discontinuance of such benefits.

9. Adjustments in Case of "Excess Parachute Payments. In the event that the aggregate present value (determined in accordance with applicable federal, state and local income tax law, rules and regulations) of all payments to be made and benefits to be provided to the Executive under this Agreement and/or under any other plan, program or arrangement maintained or entered into by the Corporation or any of its subsidiaries shall result in "excess parachute payments" to the Executive within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any comparable provision of successor legislation, which subject the Executive to the Excise Tax under Section 4999 of the Code or any comparable provision of successor legislation, the Corporation shall pay to the Executive an additional amount (the "gross-up payment") calculated so that the net amount received by Executive after deduction of the Excise Tax and of all federal, state, and local income taxes


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         upon the gross-up payment shall equal the payments to be made and the benefits to be provided to the Executive under this Agreement. For purposes of determining the amount of the gross-up payment, the Executive shall be deemed to pay federal, state, and local income taxes at the highest marginal rates thereof in the calendar year in which the gross-up payment is to be made, net of the maximum reduction in federal income taxes obtainable from deduction of such state and local taxes. The computations required by this Section 9 shall be made by the independent public accountants then regularly retained by the Corporation, in consultation with tax counsel selected thereby and acceptable to the Executive. Said accountants' and tax counsel's fees shall be paid by the Corporation.

10.      Interest; Indemnification

         a. In the event any payment to Executive under this Agreement is not paid within five business days after it is due, such payment shall thereafter bear interest at the prime rate from time to time in effect at Bank of America, Los Angeles, California.

         b. The Corporation hereby indemnifies the Executive for all legal and accounting fees and expenses incurred by Executive in contesting any action of the Corporation with respect to this Agreement, including the termination of Executive's employment hereunder, or incurred by Executive in seeking to obtain or enforce any right or benefit provided by this Agreement.

11. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address Executive has filed in writing with the Corporation or, in the case of the Corporation, at its principal executive offices.

12. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

13. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of California, without regard to its conflict of laws provisions.

14. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.


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15.      Successor to the Corporation. Except as otherwise provided herein, this
         Agreement shall be binding upon and inure to the benefit of the Corporation and any successor of the Corporation.

16. Partial Invalidity. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations of the parties hereto. Should any covenant or provision of this Agreement be determined to be void and unenforceable, in whole or in part, to any party hereto or in any circumstance, it shall not be deemed to affect or impair the validity of any other covenant or provision of part thereof, and shall continue in effect to the extent valid, enforceable and applicable in other circumstances and to the other party, and such covenant or provision of part thereof shall be deemed modified but only to such a minimum extent required to permit it to remain valid, enforceable and applicable to such party or circumstance. Without limiting the generality of the foregoing, if the scope of any covenant, provision or part thereof contained in this Agreement is too broad to permit enforcement to its full extent, such covenant, provision or part thereof shall be enforced to the maximum extent permitted by law, and the parties hereto agree that such scope may be judicially modified accordingly.

17. Interpretation of Agreement. The parties have cooperated in the drafting and preparation of this Agreement. Therefore, the parties hereto agree that, in any construction to be made of this Agreement, the same shall not be construed against any of the parties by reason of its drafting or the identity of its preparer. Each of the parties hereto has carefully read this Agreement and has been given the opportunity to have it reviewed by legal counsel and negotiate its terms.

18. Conflict with Executive Officer Employment Agreement. The parties agree that the Executive Officer Employment Agreement between the Corporation and the Executive dated April __, 2003 (the "EOEA") shall be and remain in full force and effect in accordance with its terms subject to the following: (a) Executive acknowledges that he has received notice from the Corporation in accordance with the terms of the EOEA of the Corporation's decision to not renew the EOEA and that as a result of receiving this notice, the EOEA shall terminate without further action by the parties at the end of business on the "Initial Term" (as such term is defined within the EOEA), (b) to the extent that the terms of this Agreement conflict with those of the EOEA prior to the termination of the EOEA, the terms of the EOEA shall control until such time as the EOEA terminates, at which time the terms of this Agreement shall control, and (c) it is the intention of the parties to this Agreement that this Agreement will serve to replace certain benefits and rights given to Executive under the EOEA that terminate when the EOEA terminates and therefore, the Executive agrees and acknowledges that under no circumstances shall Executive receive remuneration (regardless of whether such remuneration is considered compensation, benefits, perquisites, or severance or the like) under both this Agreement and the EOEA at the same time, that is the Executive


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         shall first look to the EOEA for such remuneration until the EOEA terminates and then to this Agreement.

         IN WITNESS WHEREOF, the Executive has executed this Agreement and, pursuant to the authorization from its Board of Directors, the Corporation has caused this Agreement to be executed in its name on its behalf, and attested by its Secretary, all as of the day and year first above written.


                                           ------------------------------------
                                           Executive


                                           UNIVERSAL ELECTRONICS INC.,
                                           a Delaware corporation


                                           By:
                                               --------------------------------
                                           Paul D. Arling, Chairman and Chief
                                           Executive Officer

ATTEST:


--------------------------------------
Richard A. Firehammer, Jr., Secretary






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